UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	– Other Events

On February 20, 2013, Washington Gas Energy Services, Inc (WGES), a subsidiary of WGL Holdings, Inc. (WGL Holdings), entered into a five-year secured supply arrangement with Shell Energy North America (US), LP (Shell Energy). WGES supplies electricity and natural gas to residential, commercial and industrial customers in Maryland, Virginia, Delaware, Pennsylvania and the District of Columbia. Under this arrangement, WGES will have the ability to purchase the majority of its power, natural gas and related products from Shell Energy in a structure that reduces WGES’ cash flow risk from collateral posting requirements. As a result of this credit support agreement, Shell Energy will have a lien on WGES’ assets; principally its retail accounts receivables and contracts. A copy of the news release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

99.1     News Release, dated February 20, 2013, issued by WGES.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

/s/ William R. Ford
Date: February 20, 2013	William R. Ford
Controller
(Principal Accounting Officer)